Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in Registration Statements (Nos. 333-202800 and 333-177565) on Form S-8 of Genie Energy Ltd. of our report dated April 29, 2016 relating to the consolidated financial statements of Retail Energy Holdings, LLC and Subsidiaries as of and for the year ended December 31, 2015, included in Genie Energy Ltd.’s Current Report on Form 8-K/A dated January 13, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

January 13, 2017